EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement (No. 333-163866) on Form S-3 of Retail Opportunity Investments Corp. of our reports dated March 11, 2010, relating to our audits of the consolidated financial statements, the financial statement schedules and internal control over financial reporting, which appear in this Annual Report on Form 10-K of Retail Opportunity Investments Corp. for the year ended December 31, 2009.

/s/ McGLADREY & PULLEN, LLP

McGLADREY & PULLEN, LLP

New York, New York

March 11, 2010